Exhibit 99.1

Eagle Pharmaceuticals Announces Receipt of Notification of Deficiency from Nasdaq Regarding Requirement to Timely File Annual Report on

Form 10-K

WOODCLIFF LAKE, N.J. — April 12, 2024 — Eagle Pharmaceuticals, Inc. (Nasdaq: EGRX) (the “Company”) today announced that it received a notice (the “Notice”) on April 8, 2024 from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that due to the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Form 10-K”), with the Securities and Exchange Commission (the “SEC”), the Company is not in compliance with Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires the timely filing of all required periodic reports with the SEC.

As previously disclosed, on November 27, 2023, the Company received a separate delinquency notification (the “Initial Notice”) from the Listing Qualifications Department of Nasdaq advising the Company that due to the failure to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the “Form 10-Q”), the Company is not in compliance with the Rule. In the Initial Notice, Nasdaq provided the Company 60 days, or until January 26, 2024, to submit to Nasdaq a plan to regain compliance with the Rule (the “Plan”). On February 8, 2024, following timely submission of the Plan, Nasdaq notified the Company that it was granted an extension of 180 calendar days from the due date of the Form 10-Q, or until May 13, 2024, to regain compliance with the Rule.

The Company must submit an update to the Plan by April 23, 2024, to include the Company’s plans to file the Form 10-K, and the Company plans to include in such update that the Company believes it is unlikely that it will file the Form 10-Q or the Form 10-K by the May 13, 2024, extension deadline. Pursuant to the Initial Notice, if the Company fails to regain compliance prior to the expiration of such extension period, Nasdaq would provide written notification that the Company’s securities would be subject to delisting. However, in response to the Company’s updated Plan, Nasdaq may determine that the Company will not be able to become current in its filing obligations by the May 13, 2024, extension deadline and could accelerate the issuance of a delisting notice. In the event the Company receives such a delisting notice, the Company may request a hearing before an independent Nasdaq Hearings Panel (the “Panel”). The hearing request would automatically stay any suspension or delisting action for 22 calendar days from the date of the delisting notification. In connection with the hearing request, the Company may request that the stay be extended through the conclusion of the hearings process and the expiration of any additional extension period granted by the Panel following the hearing.

There can be no assurance that any hearing would be successful, that an extended stay or additional extension would be granted, that the Company will be able to regain compliance with the Rule or maintain compliance with the other continued listing requirements set forth in the Nasdaq Listing Rules or that the Company will be able to continue its listing on Nasdaq.

About Eagle Pharmaceuticals, Inc.

Eagle is a fully integrated pharmaceutical company with research and development, clinical, manufacturing and commercial expertise. Eagle is committed to developing innovative medicines that result in meaningful improvements in patients’ lives. Eagle’s commercialized products include PEMFEXY®, RYANODEX®, BENDEKA®, BELRAPZO®, TREAKISYM® (Japan), and BYFAVO® and BARHEMSYS® through its wholly owned subsidiary Acacia Pharma Inc. Eagle’s oncology and CNS/metabolic critical care pipeline includes product candidates with the potential to address underserved therapeutic areas across multiple disease states, and the company is focused on developing medicines with the potential to become part of the personalized medicine paradigm in cancer care. Additional information is available on Eagle’s website at www.eagleus.com.

Forward-Looking Statements Disclaimer

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities law. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “could,” “may,” “intend,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “seek,” “continue,” “estimate,” “and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements with respect to: statements relating to the Company’s SEC filings and the timing thereof, any plans or updates to plans to regain compliance that the Company may submit to Nasdaq, the potential to obtain any additional extensions or stays from Nasdaq, the Company’s ability to regain or maintain compliance with the Nasdaq Listing Rules or continue its listing on Nasdaq, and the outcome of any hearing process, the Company’s internal control controls and procedures and related remediation, the expected restatement of financial statements, the time and effort required to complete the Company’s financial statements, expectations with respect to filings with the SEC and the timing and content thereof, and the Company’s expectations regarding its financial results. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks and uncertainties include, but are not limited to: the completion of the review and preparation of the Company’s financial statements and internal control over financial reporting and disclosure controls and procedures and the timing thereof; the discovery of additional information; further delays in the Company’s financial reporting, including as a result of unanticipated factors; the Company’s ability to comply with its obligations under its credit agreement; the possibility that the Company will be unable to regain compliance with, or thereafter continue to comply with, the Nasdaq Listing Rules, or experience violations of additional Nasdaq Listing Rules; the possibility that the Nasdaq may delist the Company’s securities; the Company’s ability to remediate material weaknesses in its internal control over financial reporting; the Company’s ability to recruit and hire a new Chief Executive Officer and new Chief Financial Officer; the ability of the Company to realize the anticipated benefits of its plan designed to improve operational efficiencies and realign its sales and marketing expenditures and the potential impacts thereof; the impacts of the post- COVID-19 environment and geopolitical factors such as the conflicts between Russia and Ukraine and Gaza and Israel; delay in or failure to obtain regulatory approval of the Company’s or its partners’ product candidates and successful compliance with Federal Drug Administration, European Medicines Agency and other governmental regulations applicable to product approvals; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; whether the Company can successfully market and commercialize its products; the success of the Company's relationships with its partners; the outcome of litigation; the strength and enforceability of the Company’s intellectual property rights or the rights of third parties; competition from other pharmaceutical and biotechnology companies and competition from generic entrants into the market; unexpected safety or efficacy data observed during clinical trials; clinical trial site activation or enrollment rates that are lower than expected; the risks inherent in drug development and in conducting clinical trials; risks inherent in estimates or judgments relating to the Company’s critical accounting policies, or any of the Company’s estimates or projections, which may prove to be inaccurate; unanticipated factors in addition to the foregoing that may impact the Company’s financial and business projections and guidance and may cause the Company’s actual results and outcomes to materially differ from its estimates, projections and guidance; and those risks and uncertainties identified in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 23, 2023, the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 9, 2023, and for the quarter ended June 30, 2023, filed with the SEC on August 8, 2023, and its other subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations Contact

Timothy McCarthy, CFA
917-679-9282
tim@lifesciadvisors.com

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